UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Officer and Appointment of Successor

On February 21, 2012, Michael J. Chesser, Chairman and Chief Executive Officer of Great Plains Energy Incorporated (“Great Plains Energy”) and its wholly-owned subsidiaries Kansas City Power & Light Company (“KCP&L”) and KCP&L Greater Missouri Operations Company (“GMO”), informed the Boards of those companies of his decision to retire as Chief Executive Officer effective May 31, 2012.  Mr. Chesser will continue to serve on the Boards of those companies as non-executive Chairman.

  Terry Bassham, Director and President and Chief Operating Officer of Great Plains Energy, KCP&L and GMO, was appointed to succeed Mr. Chesser as Chief Executive Officer of Great Plains Energy, KCP&L and GMO, effective June 1, 2012.  Mr. Bassham, 51, will hold such position until his resignation or removal. Effective June 1, 2012, Mr. Bassham will no longer serve as the Chief Operating Officer of each company but will continue to serve as President of the companies. There are no family relationships between Mr. Bassham and any other executive officer or director of Great Plains Energy, KCP&L or GMO, and there is no arrangement or understanding between Mr. Bassham and any other person pursuant to which he was appointed to this position.  The other information regarding Mr. Bassham required by Item 401(e) of Regulation S-K is disclosed in the section titled “Executive Officers” in Part I Item 1. Business of Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2010, and is incorporated herein by reference.  Any modifications to compensation arrangements with Mr. Bassham in connection with this appointment have not yet been determined, and will be reported by an amendment to this current report when determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary, and Chief Compliance Officer

Date: February 21, 2012